SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): July 20, 2009
ENPRO INDUSTRIES, INC.
(Exact name of Registrant, as specified in its charter)

North Carolina	001-31225	01-0573945

(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification No.)
5605 Carnegie Boulevard, Suite 500
Charlotte, North Carolina 28209
(Address of principal executive offices, including zip code)
(704) 731-1500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments.
     On July 17, 2009, EnPro Industries, Inc. (the “Company”) concluded that the goodwill associated with its GGB Bearing Technology and Plastomer Technologies businesses has been impaired, largely because the businesses’ near-term outlooks have been weakened by the deterioration of the global economic environment. As a result, the Company will take a pre-tax impairment charge of $113.1 million, or the full amount of goodwill associated with these businesses, in the second quarter of 2009. Of this amount, $108.7 million is associated with the acquisition of the Glacier metal polymer bearings business, prior to the Company’s spin-off from Goodrich Corporation. The remaining $4.4 million is associated with the 2006 acquisition of Amicon Plastics. The impairment charge will not result in future cash expenditures.
Item 8.01 Other Events.
     On July 20, 2009, the Company issued a press release addressing the matters disclosed in Item 2.06 of this report, as well as a pre-tax gain of $19.2 million following the reduction of its estimated liability for retiree medical benefits associated with a previously owned business. The press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01 Exhibits.
Exhibit 99.1 — Press release of EnPro Industries, Inc. dated July 20, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: July 20, 2009

ENPRO INDUSTRIES, INC.
By:	/s/ William Dries
William Dries
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press release of EnPro Industries, Inc. dated July 20, 2009

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